Exhibit 23.9

Consent of Independent Registered Public Accounting Firms

We consent to the reference to our firms under the caption “Experts” in the Registration Statement on Form F-4 of Compagnie Générale de Géophysique—Veritas pertaining to the offer to exchange $650,000,000 6 1/2 Initial Senior Notes due 2021 and to the incorporation by reference therein of our reports dated April 21, 2011, with respect to the consolidated financial statements of Compagnie Générale de Géophysique—Veritas for the year ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010 of Compagnie Générale de Géophysique—Veritas included in its Annual Report (Form 20-F) for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

Neuilly-sur-Seine and Courbevoie, France

September 27, 2011

ERNST & YOUNG et AUTRES	MAZARS
/s/Philippe Diu	/s/Xavier Charton
Philippe Diu	Xavier Charton
/s/Nicolas Pfeuty	/s/Jean-Marc Deslandes
Nicolas Pfeuty	Jean-Marc Deslandes